Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Forms S-3 and S-3/A No. 333-212439) pertaining to the offering and resale by selling stockholders, including their transferees, pledges or donees, of up to 13,102,084 shares of the common stock of Pieris Pharmaceuticals, Inc.,
(2)	Registration Statements (Forms S-3 and S-3/A No. 333-211844) pertaining to the registration of up to $100,000,000 of common stock or preferred stock upon conversion of or exchange for debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights units or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts,
(3)	Registration Statement (Form S-8 No. 333-213771) pertaining to the Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-209308) pertaining to the Pieris Pharmaceuticals, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan and Inducement Stock Option Award for Louis Matis, M.D.,
(5)	Registration Statement (Form S-8 No. 333-204487) pertaining to the Pieris Pharmaceuticals, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan;
(6)	Registration Statement (Post-Effective Amendment to Form S-1 filed on Form S-3 No 333.202123) and related prospectus of Pieris Pharmaceuticals, Inc. for the registration of 15,250,634 shares of its common stock;

of our report dated March 23, 2016, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Pieris Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Dr. Napolitano	/s/ Christ
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

March 29, 2017